Exhibit 4.20

July 29, 2015

To the Purchasers Listed

On Schedule A hereto

Dear Purchasers:

In connection with that certain Securities Purchase Agreement, dated as of July 24, 2015 (as it may be amended from time to time, the “Purchase Agreement”), by and among Amyris, Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule I thereto (each, a “Purchaser”, and collectively, the “Purchasers”) and that certain Amended and Restated Investors’ Rights Agreement dated as of June 21, 2010, as amended by (i) Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of February 23, 2012, (ii) Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of December 24, 2012, (iii) Amendment No. 3 to Amended and Restated Investors’ Rights Agreement, dated as of March 27, 2013, (iv) Amendment No. 4 to Amended and Restated Investors’ Rights Agreement, dated as of October 16, 2013, (v) Amendment No. 5 to Amended and Restated Investors’ Rights Agreement, dated as of December 24, 2013 and (vi) Amendment No. 6 to Amended and Restated Investors’ Rights Agreement, dated as of July 26, 2015 (as amended, the “Rights Agreement”), by and among the Company and certain of its stockholders party thereto, the Company and the Purchasers are entering into this Letter Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Rights Agreement.

The Company and the undersigned Purchasers agree to the following:

1.                  Definitions. As used in this Letter Agreement, the following terms shall have the following meanings:

a.	“Effectiveness Period” means the earlier of (i) such time as all of the Registrable Securities covered by the Registration Statement have been publicly sold by the Purchasers or (ii) the date that all Registrable Securities covered by the Registration Statement may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent.

b.	“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration

Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

c.	“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

d.	“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Act.

2.                  Registration. The Company hereby agrees to file a registration statement on Form S-3 under the Act (the “Registration Statement”) covering the shares of the Company’s Common Stock that may become issuable upon exercise of any warrants contemplated by the Purchase Agreement (the “Warrant Shares”) and the shares of Common Stock sold and issued pursuant to the Purchase Agreement (such Warrant Shares and shares of Common Stock, the “Registrable Securities”) as soon as practicable and in no event later than thirty (30) calendar days following the date hereof (the “Filing Deadline”); provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next business day. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than the ninetieth (90th) day following the filing of the Registration Statement (or, in the event the SEC reviews and has written comments to the Registration Statement, the one hundred twentieth (120th) calendar day following the filing of the Registration Statement) (the “Effectiveness Deadline”); provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day.

3.                  Applicable Provisions. The provisions of Sections 1.4, 1.5, 1.6, 1.9, 1.10 and 1.11 of the Rights Agreement are hereby incorporated by reference, mutatis mutandis, and shall be deemed to be a part hereof as if restated herein in their entirety; provided, however, that for purposes of this Letter Agreement the references in Section 1.4(a) of the Rights Agreement to “one hundred twenty (120) days” and “120-day period” shall be deemed to be “one (1) year” and “1-year period,” respectively.

4.                  Representations. The Company hereby represents and warrants to each of the Purchasers that this Letter Agreement and the Rights Agreement are the only agreements pursuant to which registration rights exist in respect of the Registrable Securities.

5.                  Liquidated Damages. If: (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the later of (x) the Effectiveness Deadline or (y) the date which SEC Guidance permits the Registration Statement to be declared effective, (iii) after the effective date of the Registration Statement, (A) the Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the

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Purchasers are not permitted to utilize the Prospectus therein to resell the Registrable Securities for any reason for more than an aggregate of twenty (20) consecutive calendar days or forty (40) calendar days (which need not be consecutive days) during any twelve (12) month period, or (iv) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Purchasers who are not affiliates are unable to sell the Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such twenty (20) or forty (40) calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each 30-day anniversary (or pro rata portion thereof) of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal (x) on the Event Date and through the fifth 30-day anniversary thereafter, one-half percent (0.5%) of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for the Securities (as defined in the Purchase Agreement) with respect to which any unregistered Registrable Securities are then held by such Purchaser or would be held by such Purchaser if the Securities held by such Purchaser were converted, and (y) from the sixth 30-day anniversary of the Event Date and thereafter, one percent (1.0%) of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for the Securities with respect to which any unregistered Registrable Securities are then held by such Purchaser or would be held by such Purchaser if the Securities held by such Purchaser were converted. The parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (except in respect of an Event described in clause (iv) above), (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline) and in no event shall the aggregate amount of Liquidated Damages (excluding Liquidated Damages payable in respect of an Event described in clause (iv) above) payable to a Purchaser exceed, in the aggregate, ten percent (10%) of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement (or twelve percent (12%) if the only Event is clause (iv)) and (2) in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of, (x) with respect to the first five 30-day anniversaries after the Event Date, and including the Event Date, one-half percent (0.5%) of the aggregate purchase price paid by the Purchasers pursuant to the Purchase Agreement, and (y) with respect to the sixth 30-day anniversary and any date thereafter, one percent (1.0%) of the aggregate purchase price paid by the Purchasers pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 5 in full within five (5) business days after the date payable, the Company will pay interest thereon at a rate of one and one-half percent (1.5%) per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. Notwithstanding the foregoing, nothing shall preclude any Purchaser from pursuing or obtaining

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any available remedies at law, specific performance or other equitable relief with respect to this Section 5 in accordance with applicable law. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in the Registration Statement. The Effectiveness Deadline for the Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser).

6.                  Amendment and Waiver.      No amendment, modification, termination or cancellation of this Letter Agreement shall be effective unless it is in writing signed by the Company and each of the Purchasers party hereto. No waiver of any of the provisions of this Letter Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

7.                  Entire Agreement.    This Letter Agreement, the Purchase Agreement, the Rights Agreement and the agreements contemplated thereby set forth the entire understanding between the parties hereto relating to the subject matter hereof and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the Company and the Purchasers.

8.                  Assignment.    This Letter Agreement may be transferred or assigned in accordance with Section 1.13 of the Rights Agreement.

9.                  Notices.    All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed, as to the Company, to Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: Dan Winnike, Esq., and as to the Purchaser at the address and facsimile number set forth below the Purchaser’s signature on the signature pages of this Letter Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.                  Governing Law.

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a.	This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws that might lead to the application of laws other than the laws of the State of Delaware.

b.	Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Letter Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Letter Agreement and/or the relationship between the parties shall be resolved pursuant to Section 8.6 of the Purchase Agreement.

11.              Counterparts. This Letter Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

Please indicate your agreement to the terms of this Letter Agreement by executing the acknowledgement and agreement below and returning a copy to the attention of Nicholas Khadder, our General Counsel.

[Remainder of Page Intentionally Left Blank]

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Very truly yours,
AMYRIS, INC.

/s/ John G. Melo
Name: John G. Melo
Title: President and Chief Executive Officer

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

FORIS VENTURES, LLC

By:	/s/ Barbara Hager
(signature)

Name:	Barbara Hager
(printed name)

Title:	Manager

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By:	/s/ Andrew R. Sujdak
(signature)

Name:	Andrew R. Sujdak
(printed name)

Title:	Authorized Signatory

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

NOMIS BAY LTD.

By:	/s/ ILLEGIBLE
(signature)

Name:
(printed name)

Title:

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

TOTAL ENERGIES NOUVELLES ACTIVITÉS USA

By:	/s/ Bernard Clement
(signature)

Name:	Bernard Clement
(printed name)

Title:	President

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

CONNECTIVE CAPITAL I MASTER FUND, LTD

By:	/s/ Robert Romero
(signature)

Name:	Robert Romero
(printed name)

Title:	Director

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

CONNECTIVE CAPITAL I EMERGING ENERGY QP, LP

By:	/s/ Robert Romero
(signature)

Name:	Robert Romero
(printed name)

Title:	Managing Member

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Acknowledged and Agreed as
of the date first written above:

PURCHASERS:

NAXYRIS S.A.

By:	/s/ Jacques Reckinger
(signature)

Name:	Jacques Reckinger
(printed name)

Title:	Director

By:	/s/ Christoph Piel

Name:	Christoph PIEL

Title:	Director

Address:

Facsimile No:

E-mail Address:

[Signature Page to Registration Rights Letter Agreement]

Schedule A

Purchaser
Foris Ventures, LLC
Wolverine Flagship Fund Trading Limited
Nomis Bay, Ltd.
Total Energies Nouvelles Activités USA
Connective Capital I Master Fund, LTD
Connective Capital Emerging Energy QP, LP
Naxyris S.A.